Exhibit 10.40

Chevron Corporation Standard Restricted Stock Unit Award Agreement (Share Settled)

1.NOTICE OF RESTRICTED STOCK UNIT AWARD.
You have been granted a Restricted Stock Unit Award, subject to the terms and conditions of the 2022 Long-Term Incentive Plan of Chevron Corporation (“Plan”) and this Award agreement (“Agreement”). By accepting this Restricted Stock Unit Award, you agree to all terms and conditions of the Plan, its Rules, and any provisions within this Agreement. In the event of any conflict between the provisions of this Award agreement and the terms of the Plan or Rules, the terms of the Plan and/or Rules shall govern. Defined terms that are not defined herein shall have the meaning ascribed to them in the Plan or Rules. For a copy of the plan documents and associated Rules, go to the Regular LTIP Article or submit an inquiry to the Executive Compensation Group.
1.1NAME OF EMPLOYEE: ###PARTICIPANT_NAME###
1.2GRANT DATE:
1.3NUMBER OF UNITS GRANTED: ###TOTAL_AWARDS###
1.4VESTING DATE: Your Restricted Stock Unit Award will vest in three tranches. The first tranche of one-third (1/3rd) of the Restricted Stock Units will vest on [DATE]. The next tranche of one-third (1/3rd) will vest on [DATE], and the last tranche of one-third (1/3rd) will vest on [DATE], provided that you have not Terminated prior to such dates, respectively. The total vested portion of your Restricted Stock Unit Award is subject to adjustment as of Termination, as described in Sections 2.1 and 2.2.

2.TERMS AND CONDITIONS OF RESTRICTED STOCK UNIT AWARD.
2.1EFFECT OF TERMINATION ON VESTING.
a.Termination in a Non-European Union Payroll Country
If you are on a Non-European Union country’s payroll at Termination of employment and your employment Terminates prior to the vesting date, then all remaining unvested Restricted Stock Units in your Award will be forfeited as of your date of Termination, unless one of the following Termination situations applies:
i.Your employment Terminates after the Grant Date and you have provided at least six months’ advance notice of a Termination date or such other period agreed upon with Chevron Corporation (“Chevron”), or your employment Terminates due to involuntary Termination (except due to misconduct), divestiture, or other special situation explicitly approved by Chevron and, in each case, at time of Termination, you are age 55 or older with 10 or more Years of Service, age 65, or have retired due to Mandatory Retirement in which case, a portion of Restricted Stock Units shall continue vesting as described above in Section 1.4 of this Agreement, which portion shall be determined by dividing (on a tranche by tranche basis) the number of whole months elapsed from the grant date until Termination, up to a maximum of twelve (12), by twelve (12). Notwithstanding the preceding sentence, if this Award is not the most recent grant you received prior to Termination, following a Termination described in the preceding sentence the Award shall continue to vest as described above in Section 1.4 of this Agreement.
ii.Your employment Terminates after the Grant Date by any of the following events: Death or disability, in which case, a portion of Restricted Stock Units shall continue to vest as described above in Section 1.4 of this Agreement, which portion shall be determined by dividing (on a tranche by tranche basis) the number of whole months elapsed from the grant date until

Termination, up to a maximum of twelve (12), by twelve (12). Notwithstanding the preceding sentence, if this Award is not the most recent grant you received prior to Termination, following a Termination described in the preceding sentence the Award shall continue to vest as described above in Section 1.4 of this Agreement.
iii.Notwithstanding the foregoing, if you Terminate employment after a Change in Control and you are eligible for a severance pay benefit under a Change in Control severance pay program maintained by Chevron, as may be amended, then one-third (1/3rd) of the Restricted Stock Unit Award will vest on each February 1 following the first (1st) anniversary of the Grant Date.

b.Termination in a European Union Payroll1 Country
If you are on a European Union country’s payroll (including the UK) at Termination of employment and your employment Terminates prior to the vesting date, then all remaining unvested Restricted Stock Units in your Award will be forfeited, unless one of the following Termination situations applies:

i.Your employment Terminates after the Grant Date and you have provided at least six months’ advance notice of a Termination date or such other period agreed upon with Chevron or you Terminate due to involuntary Termination (except due to misconduct), divestiture, or other special situation explicitly approved by Chevron and, in each case, at the time of Termination, you have twenty-five (25) or more Years of Service, in which case, a portion of Restricted Stock Units shall continue to vest as described above in Section 1.4 of this Agreement, which portion shall be determined by dividing (on a tranche by tranche basis) the number of whole months elapsed from the grant date until Termination, up to a maximum of twelve (12), by twelve (12). Notwithstanding the preceding sentence, if this Award is not the most recent grant you received prior to Termination, following a Termination described in the preceding sentence the Award shall continue to vest as described above in Section 1.4 of this Agreement.

ii.Your employment Terminates after the Grant Date by any of the following events: Death or disability, in which case, a portion of Restricted Stock Units shall continue to vest as described above in Section 1.4 of this Agreement, which portion shall be determined by dividing (on a tranche by tranche basis) the number of whole months elapsed from the grant date until Termination, up to a maximum of twelve (12), by twelve (12). Notwithstanding the preceding sentence, if this Award is not the most recent grant you received prior to Termination, following a Termination described in the preceding sentence the Award shall continue to vest as described above in Section 1.4 of this Agreement.

iii.Notwithstanding the foregoing, if you Terminate employment after a Change in Control and you are eligible for a severance pay benefit under a Change in Control severance pay program maintained by Chevron, as may be amended, then one-third (1/3rd) of the Restricted Stock Unit Award will vest on each February 1 following the first (1st) anniversary of the Grant Date.

2.2DISABILITY. For purposes of the Vesting Date and the forfeiture date of your Restricted Stock Unit Award, you are deemed to have Terminated upon the earlier of twenty-four (24) months after the
1 As defined in the LTIP Rules as of the date of termination.

commencement of long-term disability benefits under a plan or program sponsored by the Corporation, or the date you fail to qualify, or no longer qualify for such long-term disability benefits, provided that you do not return to active employment with the Corporation at that time.
2.3DIVIDEND EQUIVALENTS. If the dividend record date and accompanying dividend payment date of Chevron common stock occur on or before the applicable Vesting Date, the Restricted Stock Unit Award will earn Dividend Equivalents in the form of additional Restricted Stock Units, subject to the vesting and termination provisions described above. If the dividend record date is on or before the applicable Vesting Date but the accompanying dividend payment date is after the applicable Vesting Date, the vested Restricted Stock Unit Award will earn Dividend Equivalents only in the form of cash.
2.4RESTRICTED STOCK UNIT AWARD PAYOUT. The gross Share payout of your Restricted Stock Unit Award is equal to the number of vested Restricted Stock Units, including any vested Dividend Equivalents, on the applicable Vesting Date.
2.5PAYMENT. One-third (1/3rd) of your vested Restricted Stock Unit Award will be settled in Shares, less all applicable withholding taxes, no earlier than each February 1 following the first (1st) anniversary of the Grant Date, and in no event later than March 15 of the year following that tranche’s Vesting Date. If you are a Chevron Executive Officer as of the Grant Date, your net after tax payout is subject to a two-year (24 consecutive, calendar months) holding period beginning on each Vesting Date, during which the Shares cannot be sold or transferred. Upon Termination of employment of the Executive Officer, such post Vesting Date restriction shall be removed.
2.6DEFERRAL. You may not defer payment of your Restricted Stock Unit Award.
2.7FORFEITURE AND REPAYMENT. Restricted Stock Unit Awards may be forfeited for Misconduct as defined in the Plan, and the Corporation may demand repayment of amounts received on or after the date of the Misconduct. As an additional condition of receiving the Restricted Stock Unit Awards, you agree that the Restricted Stock Unit Awards and any proceeds or other benefits you may receive hereunder shall be subject to forfeiture and/or repayment to the Corporation (i) under the terms of the Corporation’s Dodd-Frank Clawback Policy, as may be amended from time to time (and such requirements shall be deemed incorporated into this Agreement without your additional consent), to the extent applicable to you or (ii) to comply with any requirements imposed under applicable laws and/or the rules and regulations of the securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted. See the terms of the Plan for additional information.
2.8TAXATION. You are responsible for all taxes with respect to the Restricted Stock Unit Award. The Corporation makes no guarantees regarding the tax treatment of your Award and the tax consequences of Restricted Stock Unit Awards vary, depending on the country’s laws that govern this Restricted Stock Unit Award. Any tax obligations arising upon lapse of a substantial risk of forfeiture or other requirement per applicable U.S. or non-U.S. tax rules prior to the Vesting Date shall be satisfied in the year such tax is due. Any such U.S. tax obligations shall be satisfied by withholding the number of Restricted Stock Units sufficient to cover the tax obligations. Any such non-U.S. tax obligations shall be satisfied by any lawful method chosen by the Corporation, including but not limited to withholding the number of Restricted Stock Units sufficient to cover the tax obligations, withholding from your regular wages, or collecting the amounts directly from you; provided, however, if you are then a director or Section 16 officer of the Corporation, the Corporation will satisfy your tax obligation by withholding a portion of your Restricted Stock Units unless such withholding is prohibited by the laws or regulations of the applicable jurisdiction.

Any units withheld for taxes are themselves treated as taxable income in the U.S. and some non-U.S. jurisdictions, and will be valued based on the Closing Price of Common Stock as listed on the New York Stock Exchange (NYSE) on the applicable tax processing date. If the NYSE is closed on the tax processing date, the price will be based on the Closing Price of Common Stock on the last day the NYSE is open prior to the tax processing date.
Consult the prospectus or prospectus supplement and your tax advisor for more information regarding the tax consequences of your Restricted Stock Unit Award. You can also view a copy of the prospectus and prospectus supplement.
2.9ADJUSTMENTS. In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, reclassification, merger, consolidation, or other similar corporate change, the number of Restricted Stock Units under this Agreement shall be adjusted in accordance with the terms of the Plan.
2.10NON-TRANSFERABILITY OF AWARD. You are not permitted to sell, transfer, pledge, assign or encumber this Restricted Stock Unit Award during your lifetime.
2.11BENEFICIARY DESIGNATION. You may designate a beneficiary for your Restricted Stock Unit Award on the Benefit Connection website. Benefit Connection can be accessed on the Chevron U.S. Benefits website hr2.chevron.com. Non-U.S. payroll employees may download a Beneficiary Designation form.
2.12NO RIGHT TO CONTINUED EMPLOYMENT. The granting of the Restricted Stock Unit Award shall impose no obligation on the Corporation or its affiliate to continue your employment.
2.13RIGHTS AS A STOCKHOLDER. You will have none of the rights of a stockholder of the Corporation with respect to the Restricted Stock Unit Award.
2.14AMENDMENT. This Agreement may not be altered, modified or amended except by written instrument signed by both parties and in accordance with the terms of the Plan.